Exhibit 99.3
Contact:
Mark Burgess, EVP, Finance & CFO
813-884-0000
Anchor Glass to Restate Financial Results for Prior Years
TAMPA, Florida, August 5, 2005 — Anchor Glass Container Corporation (NASDAQ: AGCC) announced today that it will be restating its financial statements for 2003, 2002 and 2001 and may restate 2004 due to improper accounting for revenue recognition of certain payments. Management has concluded that $4.5 million of payments received from a customer during June 2003 had not been accounted for properly. The impact of the improper accounting, net of other adjustments, was to overstate operating income and understate the net loss for the June 2003 quarter by $4.2 million. However, because key factual issues remain unresolved, management has not yet been able to determine the correct accounting for the $4.5 million for periods subsequent to June 2003.
Anchor management has also determined that its accounting for two other transactions with the same customer were recorded in error, resulting, on a preliminary basis, in an overstatement of the net loss during 2001 and 2002 of approximately $2.0 million and $1.4 million, respectively, and an understatement of net loss during 2003 and 2004 of approximately $500,000 and $1.3 million, respectively. As a result, the financial statements of Anchor for the years 2001, 2002, 2003 and 2004 and for each of the quarters therein should not be relied upon.
Anchor’s audit committee has commenced a review of these transactions and has retained Jones Day as its independent legal counsel in connection with the review.
Anchor stated that these errors reflect material weaknesses in its internal controls over financial reporting. Accordingly, management’s assertions contained in the Company’s annual report on form 10-K for the year ending December 31, 2004 should no longer be relied on. Anchor also stated that the filing of its Form 10-Q for the quarter ended June 30, 2005 would be delayed pending resolution of key factual issues and other matters.
About Anchor
Anchor Glass Container Corporation is the third largest manufacturer of glass containers in the United States. It has eight strategically located facilities where it produces a diverse line of flint (clear), amber, green and other colored glass containers for the beer, beverage, food, liquor and flavored alcoholic beverage markets.
Forward-Looking Statements
This press release includes forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements. Forward-looking statements involve risks and uncertainties faced by the Company including, but not limited to, economic, competitive, governmental and technological factors outside the control of the Company that may cause actual results to differ materially from the forward-looking statements. These risks and uncertainties may include the highly competitive nature of the glass container industry and the intense competition from makers of alternative forms of packaging; fluctuations in the prices for energy, particularly natural gas, and other raw materials; the Company’s focus on the beer industry and its dependence on certain key customers; the seasonal nature of brewing and other beverage industries; volatility in demand from emerging new markets; the Company’s dependence on certain executive officers; changes in environmental and other government regulations; and actions that may be taken by creditors and vendors. The Company operates in a changing environment in which new risk factors can emerge from time to time. It is not possible for management to predict all of these risks, nor can it assess the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in forward-looking statements. All forward-looking statements are subject to risks and uncertainties, including without limitation those identified in the Company’s annual report on Form 10-K, which could cause actual results to differ from those projected. The Company disclaims any obligation to update any forward-looking statements.